Exhibit 10.1

STREETERVILLE CAPITAL, LLC

October 30, 2025

Professional Diversity Network, Inc.

Attn: Xun Wu

Re: Release of Funds from Deposit Account

Dear Xun:

This letter agreement (this “Letter Agreement”) is entered into by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and Professional Diversity Network, Inc., a Delaware corporation (“Company”), in connection with that certain Securities Purchase Agreement, dated September 5, 2025, between Company and Investor (the “Purchase Agreement”). Company has requested that Investor release $1,000,000 from the Deposit Account (as defined in the Purchase Agreement). Investor has agreed to release such funds subject to the satisfaction of certain conditions. Accordingly, Investor and Company hereby agree as follows:

1.    Registration Statement. Company will use its commercially reasonable efforts to, by 5:30 PM ET on October 31, 2025: (a) withdraw its previously filed Initial Registration Statement (as defined in the Purchase Agreement); and (b) file a prospectus supplement to its shelf registration statement on Form S-3 (No. 333-282831) (the “Prospectus Supplement”) in the amount of $3,250,000 that covers the resale from time to time of Purchase Shares (as defined in the Purchase Agreement) pursuant to Pre-Paid Purchase #1 (“PPP #1”).

2.    Release From Deposit Account. Within one business day of the filing of the Prospectus Supplement (but only so long as such Prospectus Supplement is timely filed on October 31, 2025), Investor and Company will submit joint instructions to Lakeside Bank directing it to release $1,000,000 from the Deposit Account to Company. Following the release from the Deposit Account, the new Minimum Balance Amount (as defined in the Purchase Agreement) will be the lesser of $3,602,275 and 90% of the outstanding balance of PPP #1.

3.    Additional Registration Statement. Company will file a new Registration Statement on Form S-1 registering Investor’s resale of at least 8,250,000 Common Shares within 20 days of the date of this Letter Agreement.

4.    Compliance. Subject to completion of Company’s obligations in this Letter Agreement, Company will be deemed to be in compliance with all of its registration obligations under the Purchase Agreement.

5.    Conflict. In the event of a conflict between the terms and conditions contained in this Letter Agreement and those contained in any other agreement or document related to the Purchase Agreement or PPP #1, the terms and conditions contained herein shall control.

Professional Diversity Network, Inc.

October 30, 2025

6.    Governing Law; Arbitration Provisions. The internal laws of the State of Utah (irrespective of its conflict of law principles) will govern the validity of this Letter Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. This Letter Agreement will be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

7.    Assignment; Binding upon Successors and Assigns. Company may not assign any of its rights or obligations hereunder without the prior written consent of Investor. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.    Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Letter Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees (including without limitation, costs, expenses and fees on any appeal).

9.    Amendment and Waivers. Any term or provision of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the parties hereto. The waiver by either party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

10.    Entire Agreement. This Letter Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

11.    Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Letter Agreement may be executed by electronic signature, which shall be considered legally binding for all purposes.

12.    Further Assurances. Each party to this Letter Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Letter Agreement.

13.    Waiver of Jury Trial. EACH PARTY TO THIS LETTER AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS LETTER AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, ANY ADDITIONAL INVESTMENT DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.

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IN WITNESS WHEREOF, Investor and Company have duly executed and delivered this Letter Agreement to be effective as of the date first set forth above.

INVESTOR: STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

ACCEPTED AND AGREED: COMPANY: PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ Xun Wu, CEO
Xun Wu, CEO

[Signature Page to Letter Agreement]